CROWE TM

Crowe Chizek and Company LLC
Member Horwath International



                                               INDEPENDENT AUDITORS' CONSENT



FSF Financial Corp.
Hutchinson, Minnesota


We consent to the incorporation by reference in this Registration Statement on Form S-8 of FSF Financial Corp., pertaining to the FSF Financial Corp 2003 Stock Compensation Plan of our report dated October 4, 2003, included in the Annual Report on Form 10-K for the year ended September 30, 2003.



                                           /s/Crowe Chizek and Company LLC



Oak Brook, Illinois
March 24, 2004


Oak Brook, Illinois